Exhibit 77D

Morgan Stanley Fixed Income Opportunities Fund

The Fund made those changes to its investment strategies described in the supplement to its Prospectus filed via EDGAR with the Securities and Exchange Commission on May 10, 2011
(accession number 0001104659-11-027832) and incorporated by reference herein.


The Fund made those changes to its investment strategies described in the supplement to its Prospectus filed via EDGAR with the Securities and Exchange Commission on October 11, 2011
(accession number 0001104659-11-055694) and incorporated by reference herein